SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Advisor Series I (Name of Registrant as Specified In Its Charter)

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FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND
SPECIAL MEETING OF SHAREHOLDERS ADJOURNED UNTIL January 14, 2026
CALL 1-844-670-2134 to vote your shares today!*
YOUR VOTE IS EXTREMELY IMPORTANT
NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE

Dear Shareholder:
Please be aware that the Fidelity Advisor Growth Opportunities Fund has adjourned the Special Meeting of Shareholders until January 14, 2026 at 8:00 a.m. Eastern Time (ET).
Please scan the QR code below for a message from portfolio managers Kyle Weaver and Becky Baker.

We have adjourned the special meeting of shareholders because we have not received the required number of votes to approve reclassifying the diversification status of the fund from diversified to non-diversified by eliminating the related fundamental policy. Until we receive a sufficient number of votes, the fund may continue to incur solicitation costs. You may think your vote is not important, but the only way to pass the proposal, which would provide the fund’s portfolio managers with increased investment flexibility and the potential for better investment performance, is to vote your shares.
As a shareholder, you have the right to consider the proposal and vote your shares. Please take a few minutes to vote by mailing your proxy card, or calling the toll-free number or visiting the website indicated on your proxy card.
If you have already voted, thank you for your response. If you have further questions, please call 1-877-208-0098.
*
Broadridge Financial Solutions, Inc. has been engaged by Fidelity Investments as a paid solicitor. Please contact them at the toll- free phone number provided above weekdays from 9:00 a.m. to 10:00 p.m. (ET), or Saturday and Sunday between the hours of 10:00 a.m. to 2:00 p.m. in order to cast your vote over the phone. In the event that you make a telephone call or receive a telephone call from a Broadridge Financial Solutions, Inc. representative, you may be asked to verify certain personal information for identification verification (e.g., name and address).

Sincerely,

Robert A. Lawrence
Chair
AGO25-ADJ-1125
1.9920548.106

FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND
SPECIAL MEETING OF SHAREHOLDERS ADJOURNED UNTIL January 14, 2026
CALL 1-844-670-2134 to vote your shares today!*
YOUR VOTE IS EXTREMELY IMPORTANT
NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE

Dear Shareholder:
Please be aware that the Fidelity Advisor Growth Opportunities Fund has adjourned the Special Meeting of Shareholders until January 14, 2026 at 8:00 a.m. Eastern Time (ET). We understand you have made an election to minimize mailing, but we made an exception since this fund proposal warrants your consideration.
Please scan the QR code below for a message from portfolio managers Kyle Weaver and Becky Baker.

We have adjourned the special meeting of shareholders because we have not received the required number of votes to approve reclassifying the diversification status of the fund from diversified to non-diversified by eliminating the related fundamental policy. Until we receive a sufficient number of votes, the fund may continue to incur solicitation costs. You may think your vote is not important, but the only way to pass the proposal, which would provide the fund’s portfolio managers with increased investment flexibility and the potential for better investment performance, is to vote your shares.
As a shareholder, you have the right to consider the proposal and vote your shares. Please take a few minutes to vote by mailing your proxy card, or calling the toll-free number or visiting the website indicated on your proxy card.
If you have already voted, thank you for your response. If you have further questions, please call 1-877-208-0098.
*
Broadridge Financial Solutions, Inc. has been engaged by Fidelity Investments as a paid solicitor. Please contact them at the toll- free phone number provided above weekdays from 9:00 a.m. to 10:00 p.m. (ET), or Saturday and Sunday between the hours of 10:00 a.m. to 2:00 p.m. in order to cast your vote over the phone. In the event that you make a telephone call or receive a telephone call from a Broadridge Financial Solutions, Inc. representative, you may be asked to verify certain personal information for identification verification (e.g., name and address).

Sincerely,

Robert A. Lawrence
Chair
AGO25-ADJ-1125
1.9920548.107